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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                       ANSWERTHINK CONSULTING GROUP, INC.

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                               TABLE OF CONTENTS

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                                                                           PAGE
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Article 1. NAME............................................................  1
Article 2. REGISTERED OFFICE AND AGENT.....................................  1
Article 3. PURPOSE AND POWERS..............................................  1
Article 4. CAPITAL STOCK...................................................  1
   4.1. Authorized Shares..................................................  1
   4.2. Common Stock.......................................................  2
           4.2.1. Relative Rights..........................................  2
           4.2.2. Dividends................................................  2
           4.2.3. Dissolution, Liquidation, Winding Up.....................  2
           4.2.4. Voting Rights............................................  2
   4.3. Preferred Stock....................................................  3
   4.4. Special Meetings...................................................  3
   4.5. Action Without a Meeting...........................................  3
Article 5. INCORPORATOR....................................................  4
Article 6. BOARD OF DIRECTORS..............................................  4
   6.1. Number; Election...................................................  4
   6.2. Management of Business and Affairs of the Corporation..............  4
   6.3. Vacancies; Resignation; Removal....................................  4
   6.4. Limitation of Liability............................................  5
Article 7. COMPROMISE OR ARRANGEMENTS......................................  5
Article 8. AMENDMENT OF BYLAWS.............................................  6
Article 9. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION......  6
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                                   DELAWARE

                         CERTIFICATE OF INCORPORATION

                                      OF

                      ANSWERTHINK CONSULTING GROUP, INC.


ARTICLE 1.     NAME

               The name of this corporation is AnswerThink Consulting Group, Inc. (the "CORPORATION").

ARTICLE 2.     REGISTERED OFFICE AND AGENT

               The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE 3.     PURPOSE AND POWERS

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.     CAPITAL STOCK

        4.1. AUTHORIZED SHARES

               The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 126,250,000, of which 125,000,000 of such shares shall be Common Stock, having a par value of $.01 per share ("COMMON STOCK"), and 1,250,000 of such shares shall be Preferred Stock, having a par value of $.01 per share ("PREFERRED STOCK").
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        4.2. COMMON STOCK

               4.2.1     RELATIVE RIGHTS

               The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish each series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

               4.2.2.    DIVIDENDS

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation (the "BOARD").

               4.2.3.    DISSOLUTION, LIQUIDATION, WINDING UP

               In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

               4.2.4.    VOTING RIGHTS

               Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

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        4.3. PREFERRED STOCK

               The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

        4.4. SPECIAL MEETINGS

               Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called (a) by the Board on its own behalf or one or more officers of the Corporation as provided in the bylaws or (b) by stockholders of the Corporation upon the written request of the holders of at least 80% of the securities of the Corporation outstanding and entitled to vote generally in the election of directors.

       4.5. ACTION WITHOUT A MEETING

               Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the lesser of (a) 80% of the voting power of all shares of each class or series entitled to vote on such action or (b) the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within 60 days of the delivery of the earliest-dated consent. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

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ARTICLE 5.     INCORPORATOR

               The name and mailing address of the incorporator (the "INCORPORATOR") are Ted A. Fernandez, c/o AnswerThink Consulting Group, Inc., 1401 Brickell Avenue, Suite 350, Miami, Florida 33131.

ARTICLE 6.     BOARD OF DIRECTORS

       6.1. NUMBER; ELECTION

               The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation; provided, however, that the number of directors which shall
                    -----------------
constitute the whole board shall not be fewer than five nor more than 15. The directorships (i.e., the particular seats on the Board) shall be classified into
               ---
three classes as nearly equal in number as possible. Initially, and with respect to newly created or eliminated directorships resulting from an increase or decrease, respectively, in the number of directors, the Board shall determine and designate to which class of directorships each director belongs. The directors of one class shall be appointed by the Incorporator for a term expiring at the annual meeting of stockholders to be held in 1999. The directors of another class shall be appointed by the Incorporator for a term expiring at the annual meeting of stockholders to be held in 2000. The directors of another class shall be appointed by the Incorporator for a term expiring at the annual meeting of stockholders to be held in 2001. The term of any director elected at an annual meeting of stockholders shall expire at the annual meeting of stockholders held in the third year following the year of the director's election. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

       6.2. MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

               The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

       6.3. VACANCIES; RESIGNATION; REMOVAL

               Vacancies and newly created directorships resulting from any increase in the number of directors of the Board may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this

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Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

               A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board. In the event that one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective. Directors may only be removed for cause upon the affirmative vote of at least two-thirds of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        6.4. LIMITATION OF LIABILITY

               No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE 6.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 7.     COMPROMISE OR ARRANGEMENTS

               Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in

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dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE 8.     AMENDMENT OF BYLAWS

               In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation. The bylaws of the Corporation may be adopted, amended or repealed by the stockholders of the Corporation only upon the affirmative vote of at least two-thirds of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 9.     RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

               The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE 9.

                                 *     *     *

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          IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a Corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 12th day of March, 1998.


                                  /s/ Ted A. Fernandez
                                  -------------------------------------
                                     Ted A. Fernandez

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